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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8, No. 333-211686) pertaining to the Bruker Corporation 2016 Incentive Compensation Plan,

  (2)
  Registration Statement (Form S-8, No. 333-167333) pertaining to the Bruker Corporation 2010 Incentive Compensation Plan,

  (3)
  Registration Statement (Form S-3, No. 333-159982) and related Prospectus of Bruker Corporation for the registration of 70,000,000 shares of its common stock, and

  (4)
  Registration Statements (Form S-8, Nos. 333-150430, 333-137090, 333-107294, and 333-47836) pertaining to the Bruker BioSciences Corporation Amended and Restated 2000 Stock Option Plan;

of our report dated February 26, 2016, with respect to the consolidated financial statements of Bruker Corporation, and our report dated February 26, 2016, except for the effect of the material weakness described in the sixth paragraph of that report, as to which the date is November 15, 2016, with respect to the effectiveness of internal control over financial reporting of Bruker Corporation, included in this Amendment No. 1 to the Annual Report (Form 10-K/A) of Bruker Corporation for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 15, 2016

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM